Exhibit A
                         JOHN HANCOCK STRATEGIC SERIES

             John Hancock Independence Diversified Core Equity Fund



                         Investment Management Contract


                                                         Dated ________ __, 1995

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                         JOHN HANCOCK STRATEGIC SERIES

             John Hancock Independence Diversified Core Equity Fund


                             Boston, Massachusetts



John Hancock Advisers, Inc.
101 Huntington Avenue
Boston, Massachusetts 02199



                         Investment Management Contract


Ladies and Gentlemen:


        John Hancock Strategic Series (the "Trust") has been organized as a business trust under the laws of the Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's shares of beneficial interest may be classified into series, each series representing the entire undivided interest in a separate portfolio of assets. Series may be established or terminated from time to time by action of the Board of Trustees of the Trust. As of the date hereof, the Trust has two series of shares, representing interests in John Hancock Strategic Income Fund and John Hancock Independence Diversified Core Equity Fund.

        The Board of Trustees of the Trust (the "Trustees") has selected John Hancock Advisers, Inc. (the "Adviser") to provide overall investment advice and management for the John Hancock Independence Diversified Core Equity Fund (the "Fund"), and to provide certain other services, as more fully set forth below, and the Adviser is willing to provide such advice, management and services under the terms and conditions hereinafter set forth. Accordingly, the Trust and the Adviser agree as follows:

1. Delivery of Documents. The Trust has furnished the Adviser with copies, properly certified or otherwise authenticated, of each of the following:

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        (a) Declaration of Trust of the Trust dated April 16, 1986 as amended and restated (the "Declaration of Trust");

        (b) By-Laws of the Trust as in effect on the date hereof;

        (c) Resolutions of the Trustees selecting the Adviser as investment adviser for the Fund and approving the form of this Agreement;

        (d) Resolutions of the Trustees approving the form of the Sub-Adviser's contract by and among the Adviser, Independence Investment Associates, Inc. ("IIA") and the Trust on behalf of the Fund (the "Sub-Investment Management Contract");

        (e) the Sub-Investment Management Contract; and

        (f) commitments, limitations and undertakings made by the Fund to state securities or "blue sky" authorities for the purpose of qualifying shares of the Fund for sale in such states.

        The Trust will furnish to the Adviser from time to time copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

2. Investment and Management Services. The Adviser will use its best efforts to provide to the Fund continuing and suitable investment programs with respect to investments, consistent with the investment policies, objectives and restrictions of the Fund. In the performance of the Adviser's duties hereunder, subject always (x) to the provisions contained in the documents delivered to the Adviser pursuant to Section 1, as each of the same may from time to time be amended or supplemented, and (y) to the limitations set forth in the registration statement of the Trust, on behalf of the Fund, as in effect from time to time under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "1940 Act"), the Adviser will, at its own expense:

        (a) furnish the Fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the Fund, with respect to the purchase, holding and disposition of portfolio securities including, the purchase and sale of options, alone or in consultation with any sub-adviser or sub-advisers appointed pursuant to this Agreement and subject to the provisions of any sub-investment management contract respecting the responsibilities of such sub-adviser or sub-advisers;

        (b) advise the Fund in connection with policy decisions to be made by the Trustees or any committee thereof with respect to the Fund's investments and, as requested, furnish the Fund with research, economic and statistical data in connection with the Fund's investments and investment policies;

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        (c) provide administration of the day-to-day investment operations of the Fund;

        (d) submit such reports relating to the valuation of the Fund's securities as the Trustees may reasonably request;

        (e) assist the Fund in any negotiations relating to the Fund's investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

        (f) consistent with the provisions of Section 7 of this Agreement, place orders for the purchase, sale or exchange of portfolio securities with brokers or dealers selected by the Adviser, provided that in connection with the placing of such orders and the selection of such brokers or dealers the Adviser shall seek to obtain execution and pricing within the policy guidelines determined by the Trustees and set forth in the Prospectus and Statement of Additional Information of the Fund as in effect from time to time;

        (g) provide office space and office equipment and supplies, the use of accounting equipment when required, and necessary executive, clerical and secretarial personnel for the administration of the affairs of the Fund;

        (h) from time to time or at any time requested by the Trustees, make reports to the Trust of the Adviser's performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund;

        (i) maintain all books and records with respect to the Fund's securities transactions required by the 1940 Act, including sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 thereunder (other than those records being maintained by the Fund's custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act (the Adviser agrees that such records are the property of the Trust and will be surrendered to the Trust promptly upon request therefor);

        (j) obtain and evaluate such information relating to economies, industries, businesses, securities markets and securities as the Adviser may deem necessary or useful in the discharge of the Adviser's duties hereunder;

        (k) oversee, and use the Adviser's best efforts to assure the performance of the activities and services of the custodian, transfer agent or other similar agents retained by the Trust;

        (l) give instructions to the Fund's custodian as to deliveries of securities to and from such custodian and transfer of payment of cash for the account of the Fund; and
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        (m) appoint and employ one or more sub-advisers satisfactory to the
Fund under sub-investment management agreements.

3. Expenses paid by the Adviser. The Adviser will pay:

        (a) the compensation and expenses of all officers and employees of the Fund;

        (b) the expenses of office rent, telephone and other utilities, office furniture, equipment, supplies and other expenses of the Fund;

        (c) any other expenses incurred by the Adviser in connection with the performance of its duties hereunder; and

        (d) premiums for such insurance as may be agreed upon by the Adviser and the Trustees.

4. Expenses of the Fund Not Paid by the Adviser. The Adviser will not be required to pay any expenses which this Agreement does not expressly make payable by it. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the Adviser will not be required to pay under this Agreement:

        (a) The expenses of organizing the Fund (including without limitation, legal, accounting and auditing fees and expenses incurred in connection with the matters referred to in this clause (a)), of initially registering shares of the Fund under the Securities Act of 1933, as amended, and of qualifying the shares for sale under state securities laws for the initial offering and sale of shares;

        (b) the compensation and expenses of Trustees who are not interested persons (as used in this Agreement, such term shall have the meaning specified in the 1940 Act) of the Adviser and of independent advisers, independent contractors, consultants, managers and other unaffiliated agents employed by the Fund other than through the Adviser;

        (c) legal, accounting and auditing fees and expenses of the Trust or the Fund;

        (d) the fees and disbursements of custodians and depositories of the Fund's assets, transfer agents, disbursing agents, plan agents and registrars;

        (e) taxes and governmental fees assessed against the Trust's or the Fund's assets and payable by the Trust;

        (f) the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Fund;

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        (g) brokers' commissions and underwriting fees; and

        (h) the expense of periodic calculations of the net asset value of the shares of the Fund.

5. Compensation of the Adviser. For all services to be rendered, facilities furnished and expenses paid or assumed by the Adviser as herein provided, the Fund will pay to the Adviser monthly in arrears a fee based on a stated percentage of the Fund's average daily net assets during the preceding month as follows:

    Net Asset Value                    Annual Rate

    First $750,000,000 ...............   0.75%
    Amount over $750,000,000 .........   0.70%

        The "average daily net assets" of the Fund shall be determined on the basis set forth in the Fund's Prospectus or otherwise consistent with the 1940 Act and the regulations promulgated thereunder. The Adviser will receive a pro rata portion of such monthly fee for any periods in which the Adviser serves as investment adviser to the Fund for less than a full month.

        In the event that normal operating expenses of the Fund, exclusive of certain expenses prescribed by state law, are in excess of any limitation imposed by the law of a state where the Fund is registered to sell shares of beneficial interest, the fee payable to the Adviser will be reduced to the extent required by law, and the Adviser will make any additional arrangements that the Adviser is required by law to make.

        In addition to the foregoing, the Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Adviser. Any such fee reduction or undertaking may be discontinued or modified by the Adviser at any time.

6. Other Activities of the Adviser and Its Affiliates. Nothing herein contained shall prevent the Adviser or any affiliate or associate of the Adviser from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to the Fund's; and it is specifically understood that officers, directors and employees of the Adviser and those of its parent company, John Hancock Mutual Life Insurance Company, or other affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, to other investment advisory clients of the Adviser or of its affiliates and to said affiliates themselves.

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7. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its investment management subsidiaries, nor any of the Adviser's or such investment management subsidiaries' directors, officers or employees will act as principal or agent or receive any commission, except as may be permitted by the 1940 Act and rules and regulations promulgated thereunder. If any occasions shall arise in which the Adviser advises persons concerning the shares of the Trust, the Adviser will act solely on its own behalf and not in any way on behalf of the Trust or the Fund.

        Nothing herein contained shall limit or restrict the Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust and Fund acknowledge the Adviser and its officers, affiliates, and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of hereunder. The Adviser shall have no obligation to acquire with respect to the Fund, a position in any investment which the Adviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the sole discretion of the Adviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Fund. Nothing herein contained shall prevent the Adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

8. No Partnership or Joint Venture. The Trust, the Fund and the Adviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

9. Name of the Trust and the Fund. The Trust and the Fund may use the name "John Hancock" or any name derived from or similar to the name "John Hancock Advisers, Inc." or "John Hancock Mutual Life Insurance Company" only for so long as this Agreement remains in effect. At such time as this Agreement shall no longer be in effect, the Trust and the Fund will (to the extent that they lawfully can) cease to use such names or any other names indicating that the Fund is advised by or otherwise connected with the Adviser. The Trust acknowledges that it has adopted the name "John Hancock Strategic Series" and the Fund has adopted the name "John Hancock Independence Diversified Core Equity Fund" through permission of John Hancock Mutual Life Insurance Company and agrees that John Hancock Mutual Life Insurance Company reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "John Hancock" or any similar name to any other corporation or entity, including but not limited to any investment company of which John Hancock Mutual Life Insurance Company or any subsidiary or affiliate thereof shall be the investment adviser.

10. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad


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faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Trust or the Fund shall be deemed, when acting within the scope of his employment by the Trust or the Fund, to be acting in such employment solely for the Trust or the Fund and not as the Adviser's employee or agent.

11. Duration and Termination of this Agreement. This Agreement shall remain in force until the second anniversary of the date upon which this Agreement was executed by the parties hereto, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Trustees who are not interested persons of the Adviser or (other than as Board members) of the Trust or the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trustees or (ii) a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by the Trust or the Fund by vote of a majority of the outstanding voting securities of the Fund, by the Trustees or by the Adviser. Termination of this Agreement with respect to the Fund shall not be deemed to terminate or otherwise invalidate any provisions of any contract between the Adviser and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 11, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "assignment," "interested person" or "voting security"), shall be applied.

12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by
(a) the Trustees, including a majority of the Trustees who are not interested persons of the Adviser or (other than as Board members) of the Trust or the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act.

13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

14. Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their


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construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name John Hancock Strategic Series is the designation of the Trustees under the Declaration of Trust dated April 16, 1986, as amended and restated from time to time. The Declaration of Trust has been filed with the Secretary of the Commonwealth of Massachusetts. The obligations of the Trust and the Fund are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the Fund's property shall be bound. The Trust or the Fund shall not be liable for the obligations of any other series of the Trust.

                                 Yours very truly,

                                 JOHN HANCOCK STRATEGIC SERIES on behalf
                                 of John Hancock Independence Diversified
                                 Core Equity Fund

                                 By:_______________________________

                                 Title:  Senior Vice President and Secretary


The foregoing contract
is hereby agreed to as
of the date hereof.

JOHN HANCOCK ADVISERS, INC.

By:____________________________

Title:  President

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